Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of The Toronto-Dominion Bank, a Canadian chartered bank (the “Company”), hereby constitutes and appoints Christopher A. Montague, Bharat B. Masrani and Fredric J. Tomczyk, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form F-4 or such other form (or combined form) as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of Company common shares to be offered and sold in connection with the Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the The Toronto-Dominion Bank, Berlin Merger Co., Banknorth Group, Inc. and Berlin Delaware Inc., in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Dated August 25, 2004

Signature	Title

/s/ William E. Bennett
William E. Bennett	Director

/s/ Hugh J. Bolton
Hugh J. Bolton	Director

/s/ W. Edmund Clark
W. Edmund Clark	Director, President and Chief Executive Officer

/s/ Marshall A. Cohen
Marshall A. Cohen	Director

/s/ Wendy K. Dobson
Wendy K. Dobson	Director

Signature	Title

/s/ Darren Entwistle
Darren Entwistle	Director

/s/ Donna M. Hayes
Donna M. Hayes	Director

/s/ Henry H. Ketcham
Henry H. Ketcham	Director

/s/ Pierre H. Lessard
Pierre H. Lessard	Director

/s/ Brian F. MacNeill
Brian F. MacNeill	Director

/s/ Roger Phillips
Roger Phillips	Director

/s/ Wilbur J. Prezzano
Wilbur J. Prezzano	Director

/s/ Helen K. Sinclair
Helen K. Sinclair	Director

/s/ Donald R. Sobey
Donald R. Sobey	Director

/s/ Michael D. Sopko
Michael D. Sopko	Director

/s/ John M. Thompson
John M. Thompson	Director and Chairman